EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated October 5, 2018 with respect to the consolidated financial statements of CSP Alpha
Midco PTE. LTD. (Successor) and ESM Holdings Limited (Predecessor) included in the Transition Report of StarTek,
Inc. on Form 10-KT. We consent to the incorporation by reference of the said reports in the Registration Statements of
StarTek, Inc. on Forms S-8 (File No. 333-213041, 333-213040, 333-213039, 333-150634, 333-150635, 333-142780, 333-
134903, 333-126989, 333-168463, 333-117451, 333-183226 and 333-195801).

Grant Thornton India LLP

Mumbai, India

March 14, 2019